October 26, 1999

                        CONSULTING AND ROYALTY AGREEMENT

WHEREAS, Dr. Kamau Kokayi ("Consultant") has assisted Trilogy International, Inc. in the formulation of a human nutritional supplement commonly referred to as "colostrum for humans" and,

WHEREAS, the Company plans to market the product under the brand name "Trilogy's Essence of Life Colostrum",

The parties, therefore agree as follows:

Consultant will endorse the Company's "Essence of Life Colostrum" product and,

For his services in connection with the formulation of the product and his endorsement of the product, the Company will pay to Consultant a royalty of 2%.

Royalties will be calculated based on the Company's cost of the product from the product manufacturer. Royalties will be paid monthly in arrears based on units of the product sold in the prior month.

BY:__________________________
    Kamau Kokayi

ACCEPTED:_____________________  DATE____
      Dennis Berardi, CEO
      Trilogy International, Inc.
      526 S.E. Dixie Highway, Stuart, FL 34994
      Telephone 561-781-7278 (Fax 561-781-7282)
      e-mail: trilogy@trilogyonline.com


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